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                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                             FORM 8-K



                          CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported)
                              November 7, 1996




                          SJS BANCORP, INC.

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       (Exact name of Registrant as specified in its charter)



    Delaware                 0 - 25072             38-3203930
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(State or other        (Commission File No.)      (IRS Employer
jurisdiction of                                Identification No.)
incorporation)



301 State Street, St. Joseph, Michigan                   49085
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (616) 983-0134


                                   N/A
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 (Former name or former address, if changed since last report)
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Item 5.     Other Events
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     On November 7, 1996, SJS Bancorp, Inc. ("SJS") entered into an
Agreement and Plan of Merger (the "Merger Agreement") with
Shoreline Financial Corporation ("Shoreline") pursuant to which SJS will merge with and into Shoreline (the "Merger"). Under the Merger Agreement, which is subject to SJS shareholder and regulatory approvals, SJS shareholders would receive $27.00 cash for each share of SJS common stock, for a total deal value of approximately $25.4 million.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.   Financial Statements and Exhibits
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     (c)     Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SJS BANCORP, INC.



Date: December 6, 1996   By:  /s/Thomas G. Watson
                              -------------------------
                              Thomas G. Watson
                              President and Chief Executive Officer
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                                EXHIBIT INDEX





Exhibit
Number                    Description


2    Agreement and Plan of Merger dated November 7, 1996, by and between SJS Bancorp, Inc. and Shoreline Financial Corporation


99   Press release of SJS Bancorp, Inc., dated November 7, 1996.